UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2006

(Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.

(Exact name of registrant as specified in its charter)

Michigan	0-24676	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202

(Address of principal executive offices)

(313) 871-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2006, the Compensation Committee of the Board of Directors of registrant approved a 4% increase to the base salary of the Chief Executive Officer and a bonus of 75% of his target bonus (pursuant to his employment agreement) of up to 50% of his base salary. The independent members of the Compensation Committee also awarded the CEO with an option for 40,000 shares of the Company’s common stock at the fair market value of the common stock on the date of grant. Pursuant to delegated authority, the CEO approved an increase in the base salaries of, and bonuses for the Senior Vice President – Technical and the Vice President – Sales and Marketing, as set forth below. The discretionary bonuses were made based on sales revenue performance.

Name	Title	Fiscal 2007 Salary	Fiscal 2006 Performance Bonus

Daniel H. Movens	CEO	$405,600	$146,250

Robert Kurkiewicz	Sr. V.P. - Technical	$156,818	$ 24,512

Gurpartap Singh Sachdeva	V.P. – Sales & Marketing	$186,030	$ 39,488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: July 17, 2006	By: /s/ Daniel H. Movens
Daniel H. Movens Chief Executive Officer